Exhibit 99.3

GUARANTY

GUARANTY, dated as of January 23, 2013, of THE BOEING COMPANY, a Delaware corporation (“Guarantor”), in favor of Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, (“Trustee”) on behalf of the holders of certain outstanding bonds of Boeing Capital Corporation, a Delaware corporation (“Boeing Subsidiary”).

W I T N E S S E T H:

1. RECITALS.

1.1 Boeing Capital Corporation is a wholly-owned subsidiary of Guarantor and has entered into an Indenture, dated as of April 15, 1987, between Boeing Capital Corporation (formerly McDonnell Douglas Finance Corporation), as issuer, and the Trustee, as trustee, as supplemented by the First Supplemental Indenture thereto dated as of June 12, 1995 (as further supplemented from time to time, the “Indenture”).

1.2 Guarantor is executing and delivering this Guaranty in connection with the following series of debt securities issued by Boeing Capital Corporation under the Indenture: 7.580% Series X Medium-Term Notes due May 15, 2014, 7.530% Series X Medium-Term Notes due April 1, 2015, 7.520% Series X Medium-Term Notes due April 1, 2016, and 7.480% Series X Medium-Term Notes due April 10, 2017 (collectively, the “BCC Bonds”).

2. DEFINITIONS. In addition to the terms defined above, the following terms shall have the following respective meanings:

“Debt Obligations” shall mean payments when due of principal, premium, if any, and interest on the BCC Bonds under the terms of the Indenture.

References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Guaranty as the same may be in effect at the time such reference becomes operative.

3. THE GUARANTY. The guaranty of Guarantor hereunder is as follows:

3.1 Guaranty of Obligations of Boeing Subsidiary. Guarantor hereby unconditionally guarantees to Trustee (acting on behalf of the holders of BCC Bonds) the due and punctual payment (whether at stated maturity, by acceleration or otherwise) and performance of the Debt Obligations in the event that Boeing Subsidiary is unable to perform under the Debt Obligations after the expiration of any applicable grace period. Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection. The Guarantor agrees that its obligations under this Guaranty shall not be discharged until the payment and performance, in full, of the Debt Obligations. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Debt Obligations. The liability of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Guarantor waives any defenses it may now or hereafter have in any way related to, any or all of the following:

(a) any lack of validity or enforceability of this Guaranty, the Indenture or any of the BCC Bonds, or any other agreement or instrument respectively related thereto, or the absence of any action to enforce the same;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Debt Obligations, or any other amendment or waiver of or any consent to departure from this Guaranty or the Indenture;

(c) diligence, presentment, demand of payment, demand of performance (other than as set forth in Section 3.3 below);

(d) filing of claims with a court in the event of insolvency or bankruptcy of Boeing Subsidiary;

(e) any right to require a proceeding first against Boeing Subsidiary;

(f) any change, restructuring or termination of the corporate structure or existence of Boeing Subsidiary; or

(g) any other occurrence or circumstance whatsoever (including, without limitation, any statute of limitations to the fullest extent permitted by applicable law) which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor (other than indefeasible payment in full of the Debt Obligations).

3.2 Waiver of Subrogation Rights. Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders of Debt Obligations with respect to any series of BCC Bonds until payment in full of all such obligations with respect to such series of BCC Bonds. Guarantor shall be subrogated to all rights of the holder of any BCC Bonds guaranteed hereby against the Boeing Subsidiary in respect of any amounts paid to such holder by Guarantor pursuant to the provisions of this Guaranty; provided that Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on all BCC Bonds of such series, the Debt Obligations of which were not timely performed shall have been paid in full.

3.3 Enforcement of Guaranty. Any demand by Trustee for payment by Guarantor under this Guaranty shall be in writing, shall make reference to this Guaranty and the Indenture, shall indicate that the Debt Obligations (or the applicable portion thereof) have not been paid by Boeing Subsidiary when due in accordance with the terms of the Debt Obligations, shall indicate that Boeing Subsidiary has failed to make payment to accordance with the terms of the Debt Obligations and shall specify the amount of the Debt Obligations which are the subject of such demand.

3.4 Reinstatement. The Guarantor’s obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest on the BCC Bonds and all other amounts payable by Boeing Subsidiary under or with respect to the Debt Obligations have been irrevocably paid in full in cash. If at any time any payment by the Boeing Subsidiary of any Debt Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Boeing Subsidiary or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Boeing Subsidiary or any substantial part of its property or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

3.5 Continuing Guaranty. Guarantor agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Debt Obligations.

4. REPRESENTATIONS AND WARRANTIES. Guarantor makes the following representations and warranties as of the date hereof to the Trustee, each and all of which shall survive the execution and delivery of this Guaranty:

4.1 Corporate Existence. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

4.2 Corporate Power; Authorization. The execution, delivery and performance of this Guaranty are within Guarantor’s corporate powers, have been duly authorized by all necessary or proper corporate action, are not in contravention of any provision of such Guarantor’s Certificate of Incorporation or By-Laws.

5. MISCELLANEOUS

5.1 Entire Agreement; Amendments. This Guaranty, together with the Indenture, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the Debt Obligations. This Guaranty may be amended or supplemented in writing signed by the Guarantor and the Trustee (i) without the consent of any holders of any series of BCC Notes: (1) to evidence the succession of another entity to the Guaranty and the assumption by any such successor of the covenants of the Guarantor herein; (2) to add to the covenants of the Guaranty for the benefit of the holders of all or any series of BCC Bonds (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Guarantor; (3) to secure the Guaranty; (4) to evidence and provide for the acceptance of appointment of a successor Trustee with respect to any BCC Bonds; or (5) to cure any ambiguity or mistake, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Guaranty which shall not be inconsistent with the provisions of this Guaranty. The Guaranty may be amended or supplemented in writing signed by the Guarantor and the Trustee for any other change only with the consent of the Holders (as defined in the Indenture) of not less than 66 2/3% in principal amount of the Outstanding Securities (as defined in the Indenture) of each series affected by such amendment with respect to any series of BCC Bonds. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee’s own rights, duties or immunities under this Guaranty or otherwise.

5.2 Successors; Benefit. This Guaranty shall be binding upon the parties hereto and the successors and assigns of the Trustee and is also intended for the benefit of the holders from time to time of the BCC Bonds, and, notwithstanding that such holders are not parties hereto, each holder shall be entitled to the full benefits of this Guaranty. This Guaranty is not for the benefit of any other person other than the holders of the BCC Bonds, and shall not confer or be deemed to confer upon any other person any benefits, rights or remedies. Upon any consolidation by Guarantor with or merger by Guarantor into any other entity or any conveyance, transfer or lease of properties and assets of Guarantor substantially as an entirety, the successor entity formed by such consolidation or into which Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Guarantor under this Guaranty with the same effect as if such successor entity had been named as Guarantor herein, and thereafter, the predecessor entity shall be relieved of all obligations and covenants under this Guaranty.

5.3 Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

5.4 Severability. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions, of this Guaranty shall not be in any way impaired.

5.5 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person (by personal delivery, delivery service or overnight courier service) with receipt acknowledged or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a) If to Guarantor, at:	The Boeing Company
100 North Riverside Plaza
Chicago, Illinois 60606-1596
Attention: Treasurer
Telecopier No.: (312) 544-2399

(b) If to Boeing Subsidiary, at:	Boeing Capital Corporation 500 Naches Avenue SW Renton, WA 98057
Attention: Vice President and Chief Financial Officer Telecopier No. (425) 965-4085, with a copy to Corporate Secretary at the same address, Telecopier (425) 965-4088.

(c) If to the Trustee, at:
Deutsche Bank Trust Company Americas 60 Wall Street, 27th Fl New York, NY 10005
Attention: Trust and Securities Services

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, in person, by delivery service or by overnight courier service, with receipt acknowledged, the date of telecopy transmission or three (3) business days after the same shall have been deposited with the United States mail, postage prepaid.

5.6 Termination. This Guaranty shall terminate and be of no further force or effect at such time as the Debt Obligations shall be paid and performed in full. Upon payment and performance in full of the Debt Obligations and termination of the Indenture, the Trustee shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

5.7 Governing Law. THE TERMS OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.

THE BOEING COMPANY

By:	/s/ David A. Dohnalek
Name:	David A. Dohnalek
Title:	Vice President and Treasurer

Acknowledged:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:	/s/ Carol Ng
Carol Ng
Vice President
Authorized Officer

By:	/s/ David Contino
David Contino
Vice President